Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS
(212) 455-3352	KWALLACH@STBLAW.COM

July 21, 2015

Blue Buffalo Pet Products, Inc.

11 River Road

Wilton, Connecticut 06897

Ladies and Gentlemen:

We have acted as counsel to Blue Buffalo Pet Products, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to up to 12,882,245 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), which may be issued by the Company pursuant to the Blue Buffalo Pet Products, Inc. 2015 Omnibus Incentive Plan and the Amended and Restated 2012 Stock Purchase and Option Plan of Blue Buffalo Pet Products, Inc. (collectively, the “Plans”).

We have examined copies of the Registration Statement and the Plans, which have been filed with the Commission as exhibits to the Registration Statement, as well as the Amended and Restated Certificate of Incorporation of the Company, a form of which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery of the Shares in accordance with the applicable Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP